As filed with the Securities and Exchange Commission on August 2, 2013

Registration No. 333-188817

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GasLog Ltd.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Bermuda (State or other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

c/o GasLog Monaco S.A.M.
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
+377 97 97 51 15
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 590-9338
(Name, address and telephone number of agent for service)

With copies to:

William P. Rogers, Jr., Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

(Cover continued on next page)

(Cover continued from previous page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Shares, par value $0.01 per share

Preference Shares, par value $0.01 per share

Debt Securities

Warrants

Rights

Units

Subtotal	$500,000,000		$500,000,000	$68,200

Common Shares, par value $0.01 per share(4)	36,717,774		$484,307,439.06	$66,059.54

Total			$984,307,439.06	$134,259.54(5)

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $500,000,000. In addition, up to 36,717,774 common shares may be sold by or on behalf of selling shareholders, or their donees, pledgees, transferees or other successors in interest, who will be named in a supplement to the prospectus forming part of this Registration Statement. Separate consideration may or may not be received for shares that are issuable on exercise, conversion or exchange of other securities or that are issued in units. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)

The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, with respect to the securities to be sold by the Registrant and pursuant to Rule 457(c) with respect to the 36,717,774 common shares to be sold by the selling shareholders. The proposed maximum aggregate offering price of the 36,717,774 common shares to be sold by the selling shareholders is based on the average of the high and low sale prices per share of the common shares on May 17, 2013. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed $500,000,000.

(4)

These common shares may be sold by or on behalf of selling shareholders or their donees, pledgees, transferees or other successors in interest, who will be named in a prospectus supplement or a report filed under Section 13(a) of the Securities Exchange Act of 1934, as amended.

(5)	The registration fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-3 (File No. 333-188817) of GasLog Ltd. (“Amendment No. 2”) does not relate to our prospectus which is not amended hereby. As such, this Amendment No. 2 does not include a copy of our prospectus. This Amendment No. 2 is being filed solely for the purpose of providing a revised Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Section 98 of the Bermuda Companies Act 1981 (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. The Company’s bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Section 98A of the Companies Act and the Company’s bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

We have also entered into indemnification agreements with our directors and officers which provide, among other things, that we will indemnify our directors and officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and fees that they may be required to pay in actions or proceedings which they are or may be made a party by reason of such person’s position as a director, officer, employee or other agent of the Company, subject to, and to the maximum extent permitted by, applicable law.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
4.1	Amended Memorandum of Association of GasLog Ltd.(2)
4.2	Form of Bye-laws of GasLog Ltd.(2)
4.3	Specimen Share Certificate(2)
4.4	Form of Registration Rights Agreement(2)
4.5	Form of Indenture(3)
4.6	Form of Debt Securities (included in Exhibit 4.5)(3)
4.7	Form of Warrant Agreement(1)
4.8	Form of Warrant Certificate(1)
4.9	Form of Rights Agreement(1)
4.10	Form of Rights Certificate(1)
4.11	Form of Unit Agreement(1)
4.12	Form of Unit Certificate(1)
5.1	Opinion of Conyers Dill & Pearman Limited, special counsel to the Company as to Bermuda law
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to the Company(3)

Exhibit No.	Description
12.1	Statement regarding computation of ratio of earnings to fixed charges(3)
23.1	Consent of Independent Registered Public Accounting Firm(4)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)(3)
24.1	Power of Attorney(3)
25.1	Form T-1 Statement of Eligibility for Indenture(5)

(1)	To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)

Previously filed as an exhibit to GasLog Ltd.’s Registration Statement on Form F-1 (File No. 333-179034), filed with the SEC on March 16, 2012, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

(3)	Previously filed as an exhibit to GasLog Ltd.’s Registration Statement on Form F-3 (File No. 333-188817), filed with the SEC on May 24, 2013 and incorporated herein by reference.

(4)	Previously filed as an exhibit to Amendment No. 1 to GasLog Ltd.’s Registration Statement on Form F-3 (File No. 333-188817), filed with the SEC on July 2, 2013 and incorporated herein by reference.

(5)	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Principality of Monaco, on August 2, 2013.

GASLOG LTD.
By:	/s/ SIMON CROWE
Name: Simon Crowe
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of August, 2013.

Signature	Title

* Name: Paul Wogan	Chief Executive Officer (Principal Executive Officer)
/s/ SIMON CROWE Name: Simon Crowe	Chief Financial Officer (Principal Financial and Accounting Officer)
* Name: Peter G. Livanos	Chairman and Director
* Name: Philip Radziwill	Vice Chairman and Director
* Name: Bruce L. Blythe	Director
* Name: Paul J. Collins	Director
* Name: William M. Friedrich	Director
* Name: Julian Metherell	Director
* Name: Anthony S. Papadimitriou	Director
* Name: Robert D. Somerville	Director

*By:	/s/ SIMON CROWE
Name: Simon Crowe
Title: Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on August 2, 2013.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
Name: Donald J. Puglisi
Title: Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
4.1	Amended Memorandum of Association of GasLog Ltd.(2)
4.2	Form of Bye-laws of GasLog Ltd.(2)
4.3	Specimen Share Certificate(2)
4.4	Form of Registration Rights Agreement(2)
4.5	Form of Indenture(3)
4.6	Form of Debt Securities (included in Exhibit 4.5)(3)
4.7	Form of Warrant Agreement(1)
4.8	Form of Warrant Certificate(1)
4.9	Form of Rights Agreement(1)
4.10	Form of Rights Certificate(1)
4.11	Form of Unit Agreement(1)
4.12	Form of Unit Certificate(1)
5.1	Opinion of Conyers Dill & Pearman Limited, special counsel to the Company as to Bermuda law
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to the Company(3)
12.1	Statement regarding computation of ratio of earnings to fixed charges(3)
23.1	Consent of Independent Registered Public Accounting Firm(4)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)(3)
24.1	Power of Attorney(3)
25.1	Form T-1 Statement of Eligibility for Indenture(5)

(1)	To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)

Previously filed as an exhibit to GasLog Ltd.’s Registration Statement on Form F-1 (File No. 333-179034), filed with the SEC on March 16, 2012, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

(3)	Previously filed as an exhibit to GasLog Ltd.’s Registration Statement on Form F-3 (File No. 333-188817), filed with the SEC on May 24, 2013 and incorporated herein by reference.

(4)	Previously filed as an exhibit to Amendment No. 1 to GasLog Ltd.’s Registration Statement on Form F-3 (File No. 333-188817), filed with the SEC on July 2, 2013 and incorporated herein by reference.

(5)	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.